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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 14, 1996 included in this Annual Report on Form 11-K of the Retirement Savings Plan and Trust for Employees of Gaylord Entertainment Company and Affiliated and Adopting Corporations into Gaylord Entertainment Company's previously filed Registration Statement File Number 33-65626.


                                          /s/ Arthur Andersen LLP
                                          -----------------------
                                          ARTHUR ANDERSEN LLP


Nashville, Tennessee
June 24, 1996